EXHIBIT 10.22

GRAN TIERRA ENERGY INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of June 20, 2006 and is by and between GRAN TIERRA ENERGY INC., a Nevada corporation, with its principal office at 300, 611-10th Avenue S.W. Floor, 610-8th Avenue S.W., Calgary, Alberta CANADA (the “Company”), and CD Investment Partners, Ltd. (the “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, units of its securities at a purchase price of $1.50 per Unit, each “Unit” comprising one share of its authorized but unissued shares of common stock, $0.001 par value per share, of the Company (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event the “Common Stock”), and a warrant to purchase one-half of a share of Common Stock at an exercise price equal to $0.875, in the form attached hereto as Exhibit A, for an aggregate purchase price of $1,000,000.50 payable by wire transfer of immediately available funds to an account designated by the Company (the “Aggregate Proceeds”) on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, simultaneously with or prior to entering into this Agreement, the Company, each of the Placement Agents (as defined below) and Sterling Bank, as Escrow Agent (the “Escrow Agent”), are entering into an Escrow Agreement dated the date hereof and attached as Exhibit B (the “Escrow Agreement”), pursuant to which the Company will deposit the Aggregate Proceeds paid into an escrow account (the “Escrow Account”) for release to the Company subject to the closing of the Argosy Acquisition; and

WHEREAS, simultaneously with entering into this Agreement, the Company and the Purchaser are entering into that certain Registration Rights Agreement, dated as of the date hereof and attached as Exhibit C hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register for resale the Shares and Warrant Shares (each as defined below) on the terms set forth therein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Acquisitions” means the Argosy Acquisition and the acquisition of oil and gas interests and related assets from Golden Oil Corporation pursuant to the Farm In Agreement dated as of May 15, 2006.

(b) “Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144 (as defined below).

(c) “Argosy Acquisition” means the acquisition of (i) all of the limited partnership interests of Argosy Energy International, a Utah limited partnership (“Argosy”), (ii) all of the outstanding capital stock of Argosy Energy Corp., a Delaware corporation (“AEC”) and (iii) all of Crosby’s rights with respect to Crosby’s original purchase of interests in Argosy (collectively the “Argosy Interests”) pursuant to the Securities Purchase Agreement dated as of May 25, 2006 by and among the Company and Crosby Capital, L.L.C., a Texas limited liability company.

(d) “Board” means the board of directors of the Company.

(e) “Closing Date” means the date hereof.

(f) “Engineer” has the meaning set forth in Section 3.17.

(g) “Environmental Laws” has the meaning set forth in Section 3.14.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(i) “Exchangeable Shares” means the shares of Gran Tierra Goldstrike Inc., a subsidiary of the Company, which are exchangeable into shares of Common Stock of the Company.

(j) “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

(k) “Material Adverse Effect” means any event, occurrence or development that has had, or that could reasonably be expected to have, individually or in the aggregate with other events, occurrences or developments, a material adverse effect on the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects or condition (financial or otherwise) of the Company.

(l) “Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

(m) “Placement Agent” means each of Deutsche Bank Securities, Inc. and Sanders Morris Harris Inc., and together they are collectively referred to as the “Placement Agents.”

(n) “Reserve Reports” has the meaning set forth in Section 3.17.

(o) “Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

(p) “SEC” means the Securities and Exchange Commission.

(q) “SEC Documents” has the meaning set forth in Section 3.7.

(r) “Securities” means the Shares, the Warrant and Warrant Shares.

(s) “Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(t) “Shares” means the 666,667 shares of Common Stock issued and sold by the Company to the Purchaser hereunder.

(u) “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ SmallCap Market or the NASD OTC Bulletin Board, on which the Common Stock is or will be listed or quoted for trading on the date in question.

(v) “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement and the Warrant.

(w) “Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in substantially the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Company’s transfer agent.

    (x) “Unit” has the meaning set forth in the recitals to this Agreement.

(y) “Unit Price” means $1.50 per Unit.

(z) “Warrant” means the warrant issued to the Purchaser pursuant to this Agreement to purchase 333,334 shares of Common Stock.

(aa) “Warrant Shares” means the 333,334 shares of Common Stock issuable upon exercise of, or otherwise pursuant to, the Warrant.

2. Purchase and Sale of Shares and Warrant.

2.1 Purchase and Sale of Shares and Warrant. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees (i) to purchase from the Company, at the Closing, the number of Units representing the Shares and the Warrant to acquire the Warrant Shares at the Unit Price and (ii) to pay the purchase price set forth in the Recitals in this Agreement, which are incorporated herein.

2.2 Closing. Subject to and upon the terms and conditions set forth in this Agreement, the closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at 10:00 am (Eastern Time) at the offices of Andrews Kurth LLP, 450 Lexington Avenue, New York, NY 10017, on the Closing Date, or on such other date and at such time as may be agreed upon between the Purchaser, on the one hand, and the Company, on the other hand. At the Closing, the Company shall deliver to the Purchaser, a stock certificate and a Warrant (or more, if reasonably requested by the Purchaser), registered in the name of the Purchaser or the Purchaser’s designee, representing the Shares and Warrant purchased by the Purchaser against payment of the purchase price by wire transfer of immediately available funds to the Escrow Account designated by the Escrow Agent, or with the Company’s consent, directly to the Company.

2.3 Placement Agents’ Fee. Upon the release of funds from the Escrow Account in accordance with the Escrow Agreement, the Company shall pay to the Placement Agents placement agent fees in connection with the transactions contemplated hereunder in the amount of seven percent (7%) of the Aggregate Proceeds, by wire transfer in accordance with the engagement letter by and among the Company and the Placement Agents.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows, and additionally covenants with respect to Section 3.39:

3.1 Incorporation. Each of the Company and the Subsidiaries (as defined in Section 3.20 below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the State of Nevada (or such other applicable jurisdiction of incorporation or formation as is indicated on Schedule 3.20), and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite corporate power and authority to own its properties, to carry on its business as now conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. Neither the Company nor any of the Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other charter document) or By-laws.

3.2 Capitalization. Immediately prior to the consummation of the transactions to be effected at the Closing, the authorized capital stock of the Company consists of (a) 300,000,000 shares of Common Stock, of which 27,600,985 shares were issued and outstanding as of the date hereof and 16,984,124 shares of Common Stock are reserved for issuance upon the exercise of Exchangeable Shares, and (b) 1 share of special voting stock through which the holders of Exchangeable Shares may exercise their voting rights through a trustee and (c) 25,000,000 shares of Preferred Stock, of which no shares are issued and outstanding as of the date hereof. Immediately after the consummation of the transactions contemplated hereby, the authorized and outstanding capital stock of the Company shall be as set forth in the preceding sentence except that there shall be 77,600,985 shares of Common Stock issued and outstanding (assuming there is no exercise of outstanding Exchangeable Shares, the Warrant issued to the Purchaser or any warrants issued by the Company to third party purchasers of the Company’s securities as contemplated by Section 5.1(n) below). After giving effect to the transactions contemplated hereby, all shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable, have been issued in compliance with all applicable securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the SEC Documents (as defined in Section 3.7). Except as set forth in Schedule 3.2 to the Disclosure Schedule, there are no existing options, warrants, calls, puts, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, including the Securities, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The issue and sale of the Securities will not obligate the Company to issue or sell, pursuant to any pre-emptive right or otherwise, shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. With respect to each Subsidiary, (i) all of the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable, have been issued in compliance with applicable securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. There are no agreements of which the Company is aware, other than the Transaction Documents, relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock.

3.3 Registration Rights. Except as set forth on Schedule 3.3 to the Disclosure Schedule, the Company has not granted or agreed to grant to any Person any right (including “piggy-back” and demand registration rights) to have any capital stock or other securities of the Company registered with the SEC or any other government authority.

3.4 Authorization. All corporate action on the part of the Company, its officers and directors and its stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the transactions (including without limitation, the sale and delivery of the Shares and Warrant and upon exercise of the Warrants, the issuance of the Warrant Shares) contemplated herein and therein has been taken. When executed and delivered by the Company, each of the Transaction Documents shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power and authority to enter into the Transaction Documents and to carry out and perform its obligations under their respective terms.

3.5 Valid Issuance of the Shares and the Warrant Shares. The Shares and the Warrants have been duly authorized and will be validly issued, fully paid and nonassessable and not subject to any encumbrances, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person. The Warrant Shares have been duly authorized and when issued and paid for in accordance with its terms will be validly issued, fully-paid and non-assessable and not subject to any encumbrances, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person. The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon execution of this Agreement and upon proper exercise of the Warrant.

3.6 Financial Statements. The Company has made available to the Purchaser true and complete copies of the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2005 (the “Balance Sheet”) and the related consolidated income statement, consolidated statement of cash flows and consolidated statement of stockholders’ equity of the Company for the twelve (12) months then ended. All of the financial statements described above are hereinafter referred to, collectively, as the “Financial Statements”. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods covered thereby, subject, to normal year-end adjustments (which individually and in the aggregate are not material) and to the absence of footnotes thereto, and present fairly, in all material respects, the financial position of the Company and the Subsidiaries and the results of operations and cash flows as of the date and for the periods indicated therein. The firm of Deloitte & Touche LLP, which has expressed its opinion with respect to the consolidated financial statements included in the Company’s Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005, is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder.

3.7 SEC Documents.  The Company has filed all reports (the “SEC Documents”) required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof and the Form 10-KSB, as amended, for the year ended December 31, 2005 and the Form 10-QSB for the three months ended March 31, 2006 on a timely basis or has timely filed for a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, the Company has not received a final determination with respect to comments from the SEC to the Company’s 10-KSB/A for the year ended December 31, 2005 relating to the extent of financial disclosure required by Item 310(a) of Regulation S-B regarding the Company’s predecessor financial statements, but the Company and its independent auditor believe in good faith that the disclosure provided to date conforms with the requirements of the Exchange Act. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing. The Company has prepared and filed with the SEC all filings and reports required by the Securities Act and the Exchange Act to make the Company’s filings and reports current in all respects.

3.8 Consents. Except for (a) the filing and effectiveness of any registration statement required to be filed by the Company under the Securities Act pursuant to the terms of the Registration Rights Agreement and (b) any required state “blue sky” law filings in connection with the transactions contemplated under the Transaction Documents, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under the Transaction Documents, and the consummation of the transactions contemplated herein and therein, have been obtained and will be effective as of the date hereof. The execution and delivery by the Company of the Transaction Documents, the consummation of the transactions contemplated herein and therein, and the issuance of the Securities, do not require the consent or approval of the stockholders of, or any lender to, the Company.

3.9 No Conflict; Compliance With Laws.

(a) The execution, delivery and performance by the Company of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Securities do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation (or other charter documents) or By-laws of the Company or any of the Subsidiaries, (ii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both would become a default) or cause the creation of any lien or encumbrance upon any assets of the Company under, or give rise to a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time, or both) of any obligation, contract, commitment, lease, agreement, mortgage, note, bond, indenture or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which they or any of their properties or assets are bound, except in each case to the extent such breach, conflict, violation, default, termination, amendment, acceleration or cancellation does not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both could become a default) of any statute, law, rule, regulation, order, ordinance or restriction applicable to the Company, the Subsidiaries or any of their properties or assets, or any judgment, writ, injunction or decree of any court, judicial or quasi-judicial tribunal applicable to the Company, the Subsidiaries or any of their properties or assets, or (iv) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party other than pursuant to federal or state securities or blue sky laws.

(b) Neither the Company nor any of the Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of the Subsidiaries), nor has the Company or any of the Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), or (ii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as does not, and could not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Neither the Company nor its Subsidiaries is conducting its business in violation of any applicable law, rule or regulation of the jurisdictions in which it is conducting its business, including, without limitation, any applicable Environmental Laws or regulations, except any violations which would not have a Material Adverse Effect.

3.10 Brokers or Finders. Except as provided in Section 2.3, neither the Company nor any of the Subsidiaries owes any fee to any broker or finder in connection with the transactions contemplated by the Transaction Documents, and neither the Company nor any of the Subsidiaries has incurred, or shall incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Documents, or any transaction contemplated hereby or thereby.

3.11 OTC Bulletin Board. The Company’s Common Stock is currently quoted on the OTC Bulletin Board.

3.12 No Actions. Except as described in the SEC Documents, there are no legal or governmental actions, suits or proceedings pending and, to the Company’s knowledge, there are no governmental or regulatory inquiries or investigations, nor are there any legal or governmental threatened actions, suits, claims, proceedings or investigations against or involving the Company or any of the Subsidiaries.

3.13 No Undisclosed Liabilities; Indebtedness. Since the date of the Balance Sheet, the Company and the Subsidiaries have incurred no liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise, except for liabilities or obligations that, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect and other than liabilities and obligations arising in the ordinary course of business. Except for indebtedness reflected in the Balance Sheet, the Company has no indebtedness outstanding as of the date hereof. The Company is not in default with respect to any outstanding indebtedness or any instrument relating thereto.

3.14 Environmental. Except as disclosed in Schedule 3.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

3.15 Contracts. There is no material contract or agreement required by the Exchange Act and the rules or regulations promulgated thereunder to be described in or filed as an exhibit to the SEC Documents that the Company was required to file with the SEC pursuant to the reporting requirements which is not described or filed therein as required. All contracts, agreements, instruments and other documents filed as an exhibit to the SEC Documents are legal, valid, and binding obligations and in full force and effect and are enforceable by the Company in accordance with their respective terms as of the date hereof, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. To the Company’s knowledge, as of the date hereof, neither the Company nor any other party is in breach of or default under any of such contracts, agreements, instruments or documents, except for such failures to be in full force and effect and such breaches or defaults that would not reasonably be expected to have a Material Adverse Effect.

3.16 Title to Assets. The Company and its Subsidiaries have (1) good and indefeasible title to all of their owned interests in the oil and gas properties described in the SEC Documents, (2) good and indefeasible title in fee simple to all other real property owned by the Company or any of its Subsidiaries and (3) good title to all personal property owned by the Company or any of its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects, except (i) as described in Schedule 3.16 to the Disclosure Schedule, (ii) liens securing taxes and other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, or inchoate and unperfected liens securing claims of materialmen, mechanics and similar persons arising in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings, (iii) liens and encumbrances under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (iv) liens, encumbrances and defects that do not, individually or in the aggregate, materially affect the value of such properties, taken as a whole, or materially interfere with the use made or proposed to be made of such properties, taken as a whole, by the Company or its Subsidiaries; except as described in Schedule 3.16 in the Disclosure Schedule, the leases, options to lease, drilling concessions or other arrangements held by the Company and its Subsidiaries reflect in all material respects the right of the Company and its Subsidiaries to explore the unexplored and undeveloped acreage described in the SEC Documents, and the care taken by the Company and its Subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other arrangements was generally consistent with standard industry practices for acquiring or procuring leases to explore acreage for hydrocarbons; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the Company or its Subsidiaries with which the Company and the Subsidiaries are in compliance in all material respects.

3.17 Reserves. Gaffney, Cline and Associates (the “Engineer”), whose reserve evaluations are referenced or appear, as the case may be, in the SEC Documents were, as of December 31, 2005, and are, as of the date hereof, independent engineers with respect to the Company and its Subsidiaries; and the historical information underlying the estimates of the reserves of the Company and its Subsidiaries supplied by the Company to the Engineer for the purposes of preparing the reserve reports of the Company referenced in the SEC Documents (the “Reserve Reports”), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company’s ownership interests in properties, was true and correct on the date that each such Reserve Reports was prepared in all material respects in accordance with customary industry practices.

3.18 Labor Relations. No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees or consultants of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.19 Intellectual Property. The Company is the sole and exclusive owner of, or has the exclusive right to use, all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands, copyrights (whether or not registered and, if applicable, including pending applications for registration) and other proprietary rights or information, owned or used by the Company (collectively, the “Rights”), and in and to each material invention, software, trade secret, and technology used by the Company or any of the Subsidiaries (the Rights and such other items, the “Intellectual Property”), and, the Company owns and has the right to use the same, free and clear of any claim or conflict with the rights of others (subject to the provisions of any applicable license agreement). Except as set forth on Schedule 3.19 to the Disclosure Schedule, there have been no written claims made against the Company or any of the Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the Company’s knowledge, there are no reasonable grounds for any such claims.

3.20 Subsidiaries; Joint Ventures. Except for the subsidiaries listed on Schedule 3.20 to the Disclosure Schedule (the “Subsidiaries”), the Company has no subsidiaries and (i) does not otherwise own or control, directly or indirectly, any other Person and (ii) does not hold equity interests, directly or indirectly, in any other Person. Except as described in the SEC Documents or on Schedule 3.20, the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.

3.21 Taxes. The Company and each of the Subsidiaries has filed (or has had filed on its behalf), will timely file or will cause to be timely filed, or has timely filed for an extension of the time to file, all material Tax Returns (as defined below) required by applicable law to be filed by it or them prior to or as of the date hereof, and such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects. Each of the Company and the Subsidiaries has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with United States generally accepted accounting principles on or before the date hereof an adequate accrual for the payment of, all material Taxes (as defined below) due with respect to any period ending prior to or as of the date hereof. “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Internal Revenue Service or any taxing authority (whether state, county, local or foreign) (each, a “Taxing Authority”), including any interest, fines, penalties or additional amounts attributable to or imposed upon any such taxes or other assessments. “Tax Return” shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority, including information returns, any documents with respect to accompanying payments of estimated Taxes, or with respect to or accompanying requests for extensions of time in which to file any such return, report, document, declaration or other information. There are no claims or assessments pending against the Company or any of the Subsidiaries for any material alleged deficiency in any Tax, and neither the Company nor any of the Subsidiaries has been notified of any material proposed Tax claims or assessments against the Company or any of the Subsidiaries. No Tax Return of the Company or any of the Subsidiaries is or has been the subject of an examination by a Taxing Authority. Each of the Company and the Subsidiaries has withheld from each payment made to any of its past or present employees, officers and directors, and any other person, the amount of all material Taxes and other deductions required to be withheld therefrom and paid the same to the proper Taxing Authority within the time required by law.

3.22 Transfer Taxes. On the Closing Date, all stock transfer or other Taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares and Warrant to the Purchaser hereunder, will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

3.23 Pensions and Benefits.

(a) Schedule 3.23(a) to the Disclosure Schedule contains a true and complete list of each “employee benefit plan” within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and all retirement, profit sharing, stock option, stock bonus, stock purchase, severance, fringe benefit, deferred compensation, and other employee benefit programs, plans, or arrangements, whether or not subject to ERISA, under which (i) any current or former directors, officers, employees or consultants of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Subsidiaries, or (ii) the Company or any of the Subsidiaries has any present or future liability. All such programs, plans, or arrangements shall be collectively referred to as the “Company Plans.” Each Company Plan is included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

(b) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification (or if maintained pursuant to a prototype form of instrument the sponsor thereof has received a favorable opinion letter as to its qualification), and to the Company’s knowledge nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; and (iii) no Company Plan provides retiree health or life insurance benefits (whether or not insured), and neither the Company nor the Subsidiaries have any obligations to provide any such retiree benefits other than as required pursuant to Section 4980B of the Code or other applicable law.

(c) No Company Plan is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA) or a plan subject to the minimum funding requirements of Section 302 or ERISA or Section 412 of the Code or Title IV of ERISA, and neither the Company, the Subsidiaries, nor any member of their Controlled Group has any liability or obligation in respect of, any such multiemployer plan or plan. With respect to any Company Plan and to the Company’s knowledge, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress.

3.24 Private Placement; Communications with Purchaser; Press Releases.

(a) Assuming the correctness of the representations and warranties of the Purchaser set forth in Section 4 hereof, the offer, issuance, sale and delivery of the Securities to the Purchaser as contemplated hereby is exempt from the registration requirements of the Securities Act and the qualification or registration provisions of applicable state securities laws.

(b) Neither the Company nor any person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy any of the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company’s behalf has taken, directly or indirectly, at any time within the past six (6) months, and will not hereafter take, any action independent of the Placement Agents to sell, offer for sale or solicit any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the sale or issuance of the Securities, as contemplated hereby or (ii) cause the offering or issuance of the Securities pursuant to any of the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions. None of the Company or any of the Subsidiaries is a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980. No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Securities other than the possible filing of Form D with the SEC. The Company does not have any agreement or understanding with the Purchaser with respect to the transactions contemplated by this Agreement, the Registration Rights Agreement and the Escrow Agreement, other than as specified in this Agreement, the Registration Rights Agreement or the Escrow Agreement.

(c) The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

3.25 Material Changes. Except as set forth on Schedule 3.25 to the Disclosure Schedule, since the date of the Balance Sheet, the Company has conducted its business only in the ordinary course, consistent with past practice, and since such date there has not occurred: (i) a Material Adverse Effect; (ii) any amendments or changes in the charter documents or by-laws of the Company or the Subsidiaries; (iii) any: (A) incurrence, assumption or guarantee by the Company or the Subsidiaries of any debt for borrowed money other than (1) equipment leases made in the ordinary course of business, consistent with past practice and (2) any such incurrence, assumption or guarantee with respect to an amount of $50,000 or more that has not been disclosed in the SEC Documents; (B) issuance or sale of any securities convertible into or exchangeable for securities of the Company other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (C) issuance or sale of options or other rights to acquire from the Company or the Subsidiaries, directly or indirectly, securities of the Company or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business, consistent with past practice; (D) issuance or sale of any stock, bond or other corporate security other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (E) acquisition of any assets, or sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice; (F) waiver of any right of substantial value whether or not in the ordinary course of business; (G) material change in officer compensation, except in the ordinary course of business and consistent with past practice; or (H) other commitment (contingent or otherwise) to do any of the foregoing; (iv) loss, destruction or damage to any property of the Company, whether or not insured; (v) any creation, sufferance or assumption by the Company or any of the Subsidiaries of any lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person, in an aggregate amount which exceeds $50,000 outstanding at any time; (vi) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or the Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business, consistent with past practice; (vii) any transfer or grant of a right with respect to the Intellectual Property Rights owned or licensed by the Company or the Subsidiaries, except as among the Company and the Subsidiaries; or (viii) any commitment (contingent or otherwise) to do any of the foregoing.

3.26 Regulatory Permits. The Company and the Subsidiaries possess all certificates, approvals, authorizations and permits issued by the appropriate federal, state, local or foreign governmental or regulatory authorities necessary to conduct their businesses as described in the SEC Documents, except where the failure to possess such permits does not, and could not have, individually or in the aggregate, a Material Adverse Effect (the “Material Permits”), and all such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated by the Transaction Documents, and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permits except as described in the SEC Documents.

3.27 Transactions with Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

3.28 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

3.29 Solvency. Based on the consolidated financial condition of the Company and the Subsidiaries as of the date hereof, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known and contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts when such amounts are required to be paid. The Company has no present intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.30 Sarbanes-Oxley Act. The Company is, and at the Closing Date will be, in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it at such time.

3.31 Internal Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company is otherwise in compliance with the Securities Act, the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Company, including such rules and regulations to implement the Sarbanes-Oxley Act of 2002, as amended.

3.32 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

3.33 Questionable Payments. Neither the Company nor, to the Company’s knowledge, any of its Subsidiaries or current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company, has on behalf of the Company or in connection with its businesses (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.34 Changes in Governmental or Political Climates. To the Company’s knowledge, there have not been any changes in laws and regulations, including those related to taxes, royalty rates, permitted production rates, import, export and use of products, and environmental protection, expropriation or reduction of entitlements to produce oil and natural gas, or refusal to extend exploration, production or development contracts, or any proposals for the foregoing, which would have a Material Adverse Effect on the Company in any of the locations where the Company conducts its business or in which the assets relating to Acquisitions are located or the business of the Acquisitions is conducted.

3.35 Price of Common Stock. The Company has not taken, and will not take any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

3.36 Acquisitions. The purchase agreements or other relevant transaction documents for each of the Acquisitions have been duly executed and are in full force and effect. No default has occurred or is continuing thereunder, and, to the best of the Company’s knowledge, all of the conditions precedent to the closing of the Acquisitions for each of the parties thereto can be satisfied promptly after the Closing Date with no material waiver granted.

3.37 Certain Registration Matters. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Purchaser under Form SB-2 promulgated under the Securities Act. Except as specified in Section 3.3 and except with respect to the Purchaser, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied.

3.38 Listing Requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, eligible for quotation of the Common Stock on a Trading Market. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market.

3.39 Disclosure. Neither the Company nor, to the Company’s knowledge, any other Person acting on its behalf and at the direction of the Company, has provided to the Purchaser or its agents or counsel any information that in the Company’s reasonable judgment, at the time such information was furnished, constitutes material, non-public information. On or before 9:00 a.m., Eastern Standard Time, on the first business day after the date hereof, the Company shall issue a press release announcing the execution of the Transaction Documents and disclosing the material terms thereof, and on or before 5:30 p.m., Eastern Standard Time, on the first business day after the date hereof, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents, and attaching as an exhibit to such Form 8-K a form of this Agreement. From and after the issuance of such press release, which discloses the transaction contemplated hereby, the Purchaser will not have any material, non-public information regarding the Company or any of its Subsidiaries. The Company understands and confirms that the Purchaser will rely on the representations and covenants contained herein in effecting the transactions contemplated by the Transaction Documents, and in the securities of the Company after the Closing. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Transaction Documents and the Schedules to this Agreement furnished by or on behalf of the Company, is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or the Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that the Purchaser is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

4.1 Authorization. All action on the part of the Purchaser and its officers, directors, and/or shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Escrow Agreement, and the consummation of the transactions contemplated herein and therein, have been taken. When executed and delivered, each of the Transaction Documents will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Purchaser has all requisite corporate power and authority to enter into each of the Transaction Documents, and to carry out and perform its obligations under the terms of hereof and thereof.

4.2 Purchase Entirely for Own Account. The Purchaser certifies and represents to the Company that the Securities to be received by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same, in violation of the Securities Act. The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer. The Purchaser and the Company acknowledge that nothing contained in this Section 4.2 shall be construed as a restriction or other limitation on the Purchaser’s ability to sell or hedge the Securities purchased hereunder at any time following the Closing Date other than for restrictions or limitations imposed by the Securities Act or applicable state securities laws.

4.3 Investor Status; Etc. The Purchaser certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Shares. The Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

4.4 Securities Not Registered. The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.5 No Conflict. The execution and delivery of the Transaction Documents by the Purchaser, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser.

4.6 Brokers. The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.7 Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein by the Purchaser have been obtained and are effective as of the date hereof.

4.8 Disclosure of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.

4.9 Short Sale. The Purchaser represents that after the date that the Purchaser learned of the terms of this transaction and prior to the date hereof, neither it nor any Person over which the Purchaser has direct control, have made any net short sales of, or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a net short sale, in the Common Stock.

5. Conditions Precedent.

5.1. Conditions to the Obligation of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the Closing and to purchase and pay for the Shares and Warrant is subject to the satisfaction (or waiver by the Purchaser) of the following conditions precedent:

(a) The representations and warranties of the Company contained herein shall be true and correct on and as of the date hereof and as of the Closing Date. The Company shall have performed or complied with all obligations and conditions herein required to be performed or complied with by the Company on or prior to the Closing Date.

(b) There shall have been no material adverse change (actual or threatened) in the assets, liabilities (contingent or otherwise), affairs, business, operations, prospects, or condition (financial or otherwise) of the Company prior to the Closing Date.

(c) No proceeding challenging the Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Company.

(d) The sale of the Securities to the Purchaser shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person with respect to any of the transactions contemplated hereby or under any Transaction Document (including, without limitation, all filings and approvals, if any, required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) shall have been duly obtained or made and shall be in full force and effect.

(e) All instruments and corporate proceedings of the Company in connection with the transactions contemplated by the Transaction Documents shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchaser may have reasonably requested in connection with such transactions.

(f) The Purchaser shall have received from McGuireWoods LLP, outside counsel to the Company, an opinion addressed to the Purchaser, dated the Closing Date and substantially in the form of Exhibit D hereto.

(g) The Registration Rights Agreement shall have been duly executed and delivered to the Purchaser by the Company. Unless otherwise waived by the Company and the Purchaser, the Escrow Agreement shall have been duly executed and delivered to the Purchaser by the Company and the Escrow Agent.

(h) The Purchaser shall have received from the Company an original stock certificate evidencing the purchase of the Shares, and the Purchaser shall have received from the Company the original of the Warrant.

(i) The Company shall have delivered, in form and substance satisfactory to the Purchaser, a certificate dated the Closing Date and signed by the secretary or another appropriate executive officer of the Company, certifying (i) that attached copies of the Certificate of Incorporation, the By-Laws and resolutions of the Board approving the Transaction Documents and the transactions contemplated thereby, are all true, complete and correct and remain in full force and effect as of the date hereof and as of the Closing Date, and (ii) as to the incumbency and specimen signature of each officer of the Company executing the Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

(j) The Company shall deliver to the Purchaser, a certificate in form and substance satisfactory to the Purchaser, dated the Closing Date and signed by the Company’s chief executive officer, certifying that (i) the representations and warranties of the Company contained in Section 3 hereof are true and correct in all respects on the Closing Date and (ii) the Company has performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

(k) The Purchaser shall have received duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent.

(l) The purchase agreement for each of the Acquisitions shall have been duly executed and be in full force and effect as of the Closing Date, and no default shall have occurred and be continuing thereunder as of the Closing Date, and, to the best of the Company’s knowledge, all of the conditions precedent to the Acquisitions for each of the parties thereto shall have been satisfied with no material waiver granted as of the Closing Date.

(m) All Financial Statements of the Company and each of its Subsidiaries shall have been provided or made available to the Purchaser on or before the Closing Date.

(n) Prior to the Closing, the Company shall have sold securities to third party purchasers, who are not acting in concert with the Purchaser, for an aggregate minimum of $63,000,000 and an aggregate maximum of $74,000,000. Such securities shall be sold on, and have, such terms and conditions as the Company shall determine in its sole discretion.

5.2. Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell the Shares and the Warrant to the Purchaser at the Closing is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Purchaser contained herein shall be true and correct in all respects on and as of the Closing Date.

(b) The Registration Rights Agreement shall have been executed and delivered by the Purchaser.

(c) The Purchaser shall have performed all obligations and conditions herein required to be performed or complied with by the Purchaser on or prior to the Closing Date.

(d) No proceeding challenging the Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Purchaser.

(e) The sale of the Securities by the Company shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other Person with respect to any of the transactions contemplated hereby by the Purchaser shall have been duly obtained or made and shall be in full force and effect.

(f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated by the Purchaser at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, with respect to the Purchaser, which it may have reasonably requested in connection therewith.

(g)  Prior to the Closing, the Company shall have sold securities to third party purchasers, who are not acting in concert with the Purchaser, for an aggregate minimum of $63,000,000 and an aggregate maximum of $74,000,000. Such securities shall be sold on, and have, such terms and conditions as the Company shall determine in its sole discretion.

6.  Certain Covenants and Agreements.

6.1. Transfer of Securities.

(a) Other than as set forth in Section 6.1(b) below, the Purchaser agrees that it shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Shares or the Warrant Shares, except (i) pursuant to an effective registration statement under the Securities Act, (ii) to an Affiliate (so long as such Affiliate agrees to be bound by the terms and provisions of this Agreement as if, and to the fullest extent as, the Purchaser), or (iii) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws and, if requested by the Company, upon delivery by the Purchaser of either an opinion of counsel of the Purchaser reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws or a representation letter of the Purchaser reasonably satisfactory to the Company setting forth a factual basis for concluding that such proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares or the Warrant Shares in violation of this Section 6.1 shall be void. The Company shall not register any transfer of the Shares or the Warrant Shares (as the case may be) in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

(b) The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

6.2. Legends.

(a) To the extent applicable, the certificate or other document evidencing the Shares and the Warrant Shares shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate (and a stop-transfer order may be placed against the Warrant):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE ISSUANCE TO THE HOLDER OF SHARES REPRESENTED BY THIS CERTIFICATE IS NOT COVERED BY A REGISTRATION STATEMENT UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED, AND SUCH SHARES MUST BE ACQUIRED, FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THEIR RESALE IS REGISTERED UNDER THE ACT, OR (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Purchaser further acknowledges and agrees that the Warrant shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against the Warrant):

“THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THE RESALE HEREOF IS REGISTERED UNDER THE ACT, OR (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) The legends set forth in Section 6.2(a) shall be removed from the certificates evidencing the Securities, (i) while a registration statement providing for the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (and the holder of such Securities has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144), (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) (and the holder of such Securities has submitted a written request for removal of the legend indicating that such legend is not required under applicable requirements of the Securities Act (including such judicial interpretations and pronouncements). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii), (iii) or (iv) above to effect the removal of the legend on certificates evidencing the Securities and shall also cause its counsel to issue a “blanket” legal opinion to the Company’s transfer agent promptly after the effective date of any registration statement covering the resale of the Securities, if required by the Company’s transfer agent, to allow sales without restriction pursuant to an effective registration statement. The Company agrees that at such time as such legend is no longer required under this Section 6.2(b), it will, no later than three (3) business days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing the Securities issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends; provided that in the case of removal of the legend for reasons set forth in clause (ii) above, the holder of such Securities has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(c) If the Company shall fail for any reason or for no reason to remove the legends set forth in this Section 6.2 within three (3) Business Days following the delivery by a holder to the Company or the Company’s transfer agent of a certificate representing the Securities issued with a restrictive legend, and if on or after such Business Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock issuable upon such exercise that the holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the holder a certificate or certificates representing such shares of Common Stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price of the Common Stock on the date of exercise.

6.3 Publicity. Except to the extent required by applicable laws, rules, regulations or stock exchange requirements or this Agreement, neither (i) the Company, the Subsidiaries or any of their Affiliates nor (ii) the Purchaser or any of its Affiliates shall, without the written consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. Other than as provided in this Agreement, in no event will either (i) the Company, the Subsidiaries or any of their Affiliates or (ii) the Purchaser or any of its Affiliates make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement without consulting with the other party, to the extent feasible, as to the content of such public announcement or press release.

6.4 Material, Nonpublic Information. The Company and its directors, officers, employees and agents shall not provide the Purchaser with any material non-public information regarding the Company or any of the Subsidiaries at any time after the Closing without the express written consent of the Purchaser. In the event of a breach of the foregoing covenant, then in addition to any other remedy provided in the Transaction Documents or in equity or at law, the Purchaser shall have the right to require, by written request, that the Company promptly (but in no event more than one (1) business day after the date of such request) publicly disclose, by press release, SEC filing, or otherwise, an appropriate summary of the information that, in the Purchaser’s reasonable judgment, constitutes the then material non-public information. After such one (1) business-day period, the Purchaser shall be automatically authorized to make a public disclosure (in the form of a press release, public advertisement or otherwise) of all of the information, or any portion thereof, without the prior approval of the Company and without incurring any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for such disclosure.

6.5 Filing of Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to all applicable securities laws, including the Exchange Act for the two (2) year period following the Closing Date. At any time if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

6.6 Additional Issuance. The Company shall not issue any capital stock or other securities in connection with the raising of additional financing or capital until all of the Shares and the Warrant Shares have been registered for resale pursuant to an effective registration statement and otherwise in accordance with the terms set forth in the Registration Rights Agreement; provided; however, that the foregoing shall not prohibit the Company from issuing shares of Common Stock or securities convertible into or exercisable for Common Stock: (i) securities to third party purchasers as contemplated by Section 5.1(n) (for the avoidance of doubt, the aggregate purchase price of any and all issuances pursuant to this Section 6.6(i) shall not exceed $75,000,000); (ii) securities issuable upon conversion of securities outstanding on the date hereof, (iii) to employees, consultants, officers or directors of the Company pursuant to stock option, stock purchase or stock bonus plans or agreements or other stock incentive plans or arrangements approved by the Board, which are in existence as of the date hereof, (iv) pursuant to the acquisitions currently contemplated by the Company as of the date of this Agreement, of the business entities or properties of Argosy Energy International, Companía General de Combustibles and Golden Oil Corporation, provided that any and all such issuances shall not exceed 3,000,000 shares of capital stock or other securities, (v) pursuant to other acquisitions of other business entities or business segment of any such entities by the Company by merger, purchase of substantially all the assets or other reorganization or corporate partnering agreement if such issuance is approved by the Board, (vi) in connection with any stock split, stock dividend or recapitalization of the Company, and (vii) in connection with lease lines, bank loans, corporate partnering or other similar transactions, provided such issuances described in this clause (vii) are not primarily for the purpose of equity financing and are approved by the Board.

6.7 Use of Proceeds. The Company covenants and agrees that all of the proceeds from the sale of the Shares and Warrants, which shall initially be delivered into the Escrow Account in accordance with the Escrow Agreement, or otherwise delivered by the Purchaser to the Company, on the Closing Date, shall be used by the Company to (i) fund each of the Acquisitions, including the Argosy Acquisition the closing of which shall be a condition to release of funds under the Escrow Agreement, (ii) potential acquisitions and (iii) for general working capital purposes.

6.8 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

6.9 Reservation of Common Stock for Issuance; Listing of Shares and Warrant Shares. The Company agrees to reserve from its duly authorized capital stock the total number of shares of Common Stock issuable upon execution of this Agreement and upon the exercise of the Warrants. The Company agrees that at any time, if and when its shares of Common Stock are listed on The American Stock Exchange, that it will use reasonable efforts to promptly list and qualify the Shares and the Warrant Shares for trading on The American Stock Exchange.

6.10 Required Approvals. As promptly as practicable after the date of this Agreement, the Company shall make, or cause to be made, all filings with any governmental or administrative agency or any other Person necessary to consummate the transactions contemplated hereby.

7. Indemnification.

7.1 By the Company. The Company agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective, officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (collectively, the “Purchaser Indemnitees”) to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in the Transaction Documents or for any Losses claimed by the Company’s stockholders, the Placement Agents or any other broker or placement agent.

7.2 Claims. All claims for indemnification by a Purchaser Indemnitee pursuant to this Section 7 shall be made as follows:

(a) If a Purchaser Indemnitee has incurred or suffered Losses for which it is entitled to indemnification under this Section 7, then such Purchaser Indemnitee shall give prompt written notice of such claim (a “Claim Notice”) to the Company. Each Claim Notice shall state the amount of claimed Losses (the “Claimed Amount”), if known, and the basis for such claim.

(b) Promptly after delivery of a Claim Notice, the Company (the “Indemnifying Party”) shall provide to each Purchaser Indemnitee (the “Indemnified Party”), a written response (the “Response Notice”) in which the Indemnifying Party shall: (i) agree that all of the Claimed Amount is owed to the Indemnified Party, (ii) agree that part, but not all, of the Claimed Amount (the “Agreed Amount”) is owed to the Indemnified Party, or (iii) contest that any of the Claimed Amount is owed to the Indemnified Party. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Losses for which the Indemnified Party is entitled to indemnification under this Section 7. If no Response Notice is delivered by the Indemnifying Party within 10 days after delivery of a Claim Notice, then the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

(c) If the Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Claimed Amount to be paid in the manner set forth in this Section 8. If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the agreed amount set forth in such Response Notice to be paid in the manner set forth in this Section 8. The parties agree that the foregoing shall not be deemed to provide that the Indemnifying Party is entitled to make a binding determination regarding any disputed amounts owed to an Indemnified Party, unless such Indemnified Party accepts and agrees to such determination, and both the Indemnified Party and Indemnifying Party shall retain all rights and remedies available to such party hereunder.

(d) No delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any actual material and adverse prejudice caused by or arising out of such delay.

7.3. Payment of Claims. An Indemnifying Party shall make payment of any portion of any Claimed Amount that such Indemnifying Party has agreed in a Response Notice that it owes to an Indemnified Party, or that such Indemnifying Party is deemed to have agreed it owes to such Indemnifying Party, said payment to be made within ten (10) days after such Response Notice is delivered by such Indemnifying Party or should have been delivered by such Indemnifying Party, as the case may be.

7.4. Limitations.

(a) Time for Claims. No Indemnifying Party will be liable for any Losses hereunder arising out of a breach of any representation or warranty unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party on or prior to the third anniversary of the date on which the registration statement covering the resale of the Shares and the Warrant Shares initially became effective unless any such Losses arose out of or are related to any fraud, bad faith or willful misconduct on the part of the Indemnifying Party.

(b) Maximum Amount. Notwithstanding anything contained herein to the contrary, no Indemnifying Party will be liable for any Losses to any Purchaser Indemnitee hereunder in excess of the portion of the aggregate purchase price hereunder actually paid by the Purchaser unless any such Losses arose out of or are related to any fraud, bad faith or willful misconduct on the part of the Indemnifying Party.

7.5 Applicability; Non-Exclusivity. Notwithstanding any term to the contrary in this Section 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder. The parties hereby acknowledge and agree that in addition to remedies of the parties hereto in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant or agreement that is contained in this Agreement pursuant to the indemnification provisions of this Section 8, all parties shall always retain the right to pursue and obtain injunctive relief in addition to any other rights or remedies hereunder.

8. Miscellaneous Provisions.

8.1 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.2 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.3 Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given if sent by certified or registered mail (return receipt requested), overnight courier or telecopy (with confirmation of receipt), or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 8.3 if sent with return receipt requested to the electronic mail address specified by the receiving party in this Section 8.3. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.

(b) All correspondence to the Company shall be addressed as follows:

Gran Tierra Energy Inc.
300, 611-10th Avenue S.W. Floor,
610-8th Avenue S.W.
Calgary, Alberta
CANADA
Attention: James Hart, Chief Financial Officer
Facsimile: (403) 265-3242
jameshart@grantierra.com

with copies to:

McGuireWoods LLP
3145 Avenue of the Americas
New York, NY 10105
Attention: Louis W. Zehil, Esq.
Telecopier: (212) 548-2175
lzehil@mcquirewoods.com

(c) All correspondence to the Purchaser shall be addressed as follows:

CD Investment Partners, Ltd.
Two North Riverside Plaza, Suite 720
Chicago, Illinois 60606
Attention: Investment Manager
Facsimile: (312) 559-1288

with copies to:

Greenberg Traurig, LLP
77 West Wacker Drive
Suite 2500
Chicago, Illinois 60601
Attention: Peter H. Lieberman, Esq.
Todd A. Mazur, Esq.
Facsimile: (312) 456-8435

(d) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

8.4 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.5 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

8.7 Consent to Jurisdiction; Venue. Each party hereby irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought in a state court located in New York, New York; (ii) consents to the jurisdiction of any such court in any suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

8.8 [INTENTIONALLY OMITTED]

8.9 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.10 Expenses. The Company and the Purchaser shall be responsible for their respective expenses (including, without limitation, their respective fees and expenses of their counsel) incurred by them in connection with the negotiation and execution of, and closing under, this Agreement.

8.11 Assignment. The rights and obligations of any party hereto shall inure to the benefit of and shall be binding upon the successors and permitted assigns of such party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign or transfer any or all of its rights under this Agreement to any Person provided that such assignee or transferee agrees in writing to be bound, with respect to the transferred Shares, Warrants or the Warrant Shares, by the provisions hereof that apply to the Purchaser; whereupon such assignee or transferee shall be deemed to be the “Purchaser” for all purposes of this Agreement.

8.12 Survival. The respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein, without regard to any investigation made by any party. The respective covenants and agreements agreed to by a party hereto shall survive the Closing Date and the consummation of the transactions contemplated herein in accordance with their respective terms and conditions.

8.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

8.14 Amendments. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provisions of this Agreement shall be effective only if made or given in writing and signed by the Company and the Purchaser.

8.15 No Third Party Rights. This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto, except that each of the Purchaser Indemnitees that are not the Purchaser are entitled to all rights and benefits as third party beneficiaries of Article 7 of this Agreement.

8.16 Independent Nature of Purchaser’s Obligations and Rights. The obligations of the Purchaser under the Transaction Documents are several and not joint with the obligations of any third party purchaser of the Company’s securities, and the Purchaser shall not be responsible in any way for the performance of the obligations of any third party purchaser of the Company’s securities. Nothing contained herein or in any other Transaction Document or any agreement of any such third party purchaser, and no action taken by the Purchaser pursuant to any of the Transaction Documents or any such third party purchaser pursuant thereto, shall be deemed to constitute the Purchaser and any third party purchaser of the Company’s securities as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Purchaser and any such third party purchaser of the Company’s securities are in any way acting in concert or as a group with respect to any matters. The Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Purchaser and the Company each acknowledge and agree that (i) the decision of the Purchaser to purchase the Securities pursuant to this Agreement has been made by the Purchaser independently of any third party purchaser of the Company’s securities and (ii) no such third party purchaser has acted as agent for the Purchaser in connection with the Purchaser making its investment hereunder and that no such third party purchaser will be acting as agent of the Purchaser in connection with the Purchaser monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. The Purchaser shall be entitled to independently protect and enforce its rights, (including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents), and it shall not be necessary for any third party purchaser of the Company’s securities to be joined as an additional party in any proceeding for such purpose. To the extent that any such third party purchasers purchase the same or similar securities as the Purchaser hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Purchaser, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Purchaser or any such third party purchaser. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Transaction Documents include only the transaction between the Company and the Purchaser and do not include any other transaction between the Company and any other third party purchaser of the Company’s securities. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8.18 Delivery of Securities. Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, unless otherwise directed in writing by the Purchaser, all of the Purchaser’s securities purchased pursuant to this Agreement (and all securities which are issuable to the Purchaser pursuant to the terms of this Agreement or any other agreement or instrument entered into, or delivered, in connection with execution of this Agreement or the consummation of the transaction contemplated hereby) shall be registered in the name of the Purchaser, and the Company shall, and shall cause its agents and representatives to, deliver all certificates representing such securities to Goldman, Sachs & Co., One New York Plaza, New York, New York 10004, Attention: Justin Freedland, and copies of all certificates representing such securities shall be sent to the Purchaser in accordance with Section 8.3 of this Agreement.

8.19  Termination. Purchaser may terminate this Agreement without any obligation or liability hereunder or otherwise if the Closing does not occur within (5) business days after the date hereof.

8.20  Waiver of Jury Trial. Each of the Company and the Purchasers hereby waives any right to a trial by jury in any action, lawsuit or proceeding to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered or to be delivered in connection with this Agreement and agrees that any action, lawsuit or proceeding will be tried before a court and not before a jury.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement under seal as of the day and year first above written.

GRAN TIERRA ENERGY INC.

By:	/s/ Dana Coffield
Dana Coffield,
President and Chief Executive Officer

CD INVESTMENT PARTNERS, LTD.

By:	CD Capital Management, LLC
Its:	Investment Manager

By:	/s/ John Ziegelman
John Ziegelman, President